As filed with the Securities and Exchange Commission on August 17, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-1204330
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1 Primerica Parkway

Duluth, Georgia 30099

(770) 381-1000

(Address of Principal Executive Offices)

Second Amended and Restated Primerica, Inc. 2010 Omnibus Incentive Plan

(Full title of the plan)

Stacey K. Geer
Executive Vice President, Chief Governance Officer, Deputy General Counsel and Corporate Secretary

Primerica, Inc.
1 Primerica Parkway

Duluth, Georgia 30099

(Name and Address of Agent For Service)

(770) 381-1000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Second Amended and Restated Primerica, Inc. 2010 Omnibus Incentive Plan: Common Stock, par value $0.01 per share	1,400,000 shares	$79.70	$111,580,000	$12,981

(1)	The securities to be registered include shares of common stock and options and rights to acquire common stock.
(2)

Includes an indeterminate number of additional shares that may be offered and issued under the Second Amended and Restated Primerica, Inc. 2010 Omnibus Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to Rule 416.

(3)

Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of computing the proposed maximum aggregate offering price and the amount of registration fee.  The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the closing price of the registrant’s common stock on August 16, 2017.

Pursuant to Rule 429 under the Securities Act of 1933,  as amended, the prospectus relating to this registration statement is a combined prospectus relating also to Registration Statement on Form S-8 (File No. 333-165835), filed by the registrant on April 1, 2010 and Registration Statement on Form S-8 (File No. 333-176508), filed by the registrant on August 26, 2011.

NOTE

This Registration Statement on Form S-8 is being filed to register an additional 1,400,000 shares of common stock, par value $0.01 per share, of Primerica, Inc. (“Primerica”) issuable pursuant to the Second Amended and Restated Primerica, Inc. 2010 Omnibus Incentive Plan (the “Incentive Plan”).  Pursuant to General Instruction E to Form S-8, Primerica hereby incorporates by reference into this Registration Statement on Form S-8 the entire contents of, including all documents incorporated by reference or deemed incorporated by reference into, its Registration Statement on Form S-8 (File No. 333-165834) filed on April 1, 2010 and its Registration Statement on Form S-8 (File No. 333-176508) filed on August 26, 2011.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.Interest of Named Experts and Counsel.

Alexis P. Ginn, Executive Vice President and General Counsel of Primerica, is rendering an opinion regarding the legality of the common stock.  As an employee of Primerica, Ms. Ginn has received grants under the Incentive Plan consisting of 18,427 shares of restricted stock and 12,604 restricted stock units and is eligible to receive future grants thereunder.  As of August 1, 2017, Ms. Ginn beneficially owned 0 shares of common stock.

Item 8.  Exhibits.

The list of exhibits set forth in the Exhibit Index following the signature pages is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Primerica, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 16, 2017.

PRIMERICA, INC.

By:	/s/ Stacey K. Geer
Stacey K. Geer
Executive Vice President, Deputy General Counsel, Corporate Secretary and Chief Governance Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of August, 2017.

Signature	Title

/s/ Glenn J. Williams Glenn J. Williams	Chief Executive Officer (principal executive officer)
/s/ Alison S. Rand Alison S. Rand	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)
/s/ John A. Addison, Jr. John A. Addison, Jr.	Director
/s/ Joel M. Babbit Joel M. Babbit	Director
/s/ P. George Benson P. George Benson	Director
/s/ C. Saxby Chambliss C. Saxby Chambliss	Director
/s/ Gary L. Crittenden Gary L. Crittenden	Director
/s/ Cynthia N. Day Cynthia N. Day	Director
/s/ Mark Mason Mark Mason	Director
/s/ Robert F. McCullough, Jr. Robert F. McCullough, Jr.	Director

/s/ Beatriz R. Perez	Director
Beatriz R. Perez
/s/ D. Richard Williams	Director
D. Richard Williams
/s/ Barbara A Yastine	Director
Barbara A. Yastine

EXHIBIT INDEX

Exhibit No.	Document
4.1	Amended and Restated Certificate of Incorporation of the registrant. Incorporated by reference to Exhibit 3.1 of Form 8-K dated May 22, 2013 (Commission File No. 001-34680).
4.2	Amended and Restated Bylaws of the registrant. Incorporated by reference to Exhibit 3.2 of Form 8-K dated April 1, 2015 (Commission File No. 001-34680).
5.1	Legal opinion of Alexis P. Ginn.
23.1	Consent of KPMG LLP.
23.2	Consent of Alexis P. Ginn (included in Exhibit 5.1).
99.1	Second Amended and Restated Primerica, Inc. 2010 Omnibus Incentive Plan.